Date:  February 21, 1995





     Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Robert J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.






























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                  AMENDMENTS TO THE LACLEDE GAS COMPANY
                      SALARY DEFERRAL SAVINGS PLAN


1. Subsection 2.18 of Article II is amended to replace the phrase "United States Internal Revenue Code of 1954" with "United States Internal Revenue Code of 1986", effective October 22, 1986.

2. Article II is amended to add the following as subsections 2.12, 2.13 and 2.28 and to renumber accordingly the subsections 2.12 through 2.31, effective January 1, 1993, as follows:

"2.12 "Eligible Retirement Plan"
      An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
      Section 403(a), or a qualified trust described in Code Section 401(a), that accepts an Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.13  "Eligible Rollover Distribution"
      An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant, Beneficiary or QDRO Payee. However, an Eligible Rollover Distribution does not include: any minimum distribution required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); Salary Deferral Contributions returned as a result of Code Section 415 limitations; corrective distributions of Salary Deferral Contributions and/or Matching Contributions and any applicable earnings thereon; loans treated as distributions under Code Section 72(p) and not excepted by Code Section 72(p)(2); loans in default that are deemed distributions; and similar items designated by the Commissioner of the Internal Revenue Service.

2.28  "QDRO Payee"
      A QDRO Payee is an alternate payee under a qualified domestic relations order as defined by Code Section 414(p)."

3.    Article X is amended to add subsection (f) to Section 10.2 and to add
      Section 10.7, effective January 1, 1993, as follows:

      "(f) When a Participant, Beneficiary or QDRO Payee elects to receive a distribution, he or she shall receive a notice as required by Internal Revenue Service Regulation Section 1.411(a)-11(c) no less than thirty (30) days and no more than ninety (90) days before the date of distribution. If a distribution is one to which Code







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            Section 401(a)(11) and Code Section 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Internal Revenue Service Regulation
            Section 1.411(a)-11(c) is given, provided that:

            (i) the Administrator clearly informs the person requesting the distribution that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution, and

            (ii) the person requesting distribution, after receiving the notice, affirmatively elects a distribution.

10.7  Eligible Rollover Distributions
      A Participant, Beneficiary or QDRO Payee who will receive an Eligible Rollover Distribution from the Plan may instruct the Administrator to make a direct rollover of such distribution to an Eligible Retirement Plan. Eligible Rollover Distributions exceeding $200 in one calendar year which are not directly rolled over will be subject to Federal income tax withholding. The Administrator will establish procedures and will provide forms to receive the necessary information to accomplish the rollover. An Eligible Rollover Distribution which is at least $500 may be split so that a portion is received and the remainder is rolled over into one Eligible Retirement Plan; distributions under $500 cannot be split. Distributions consisting only of, and made only in, Company stock and cash (not exceeding $200), in lieu of fractional shares, are not subject to mandatory Federal withholding."

4.    Effective September 1, 1989, the last sentence of subsection (f) of
      Section 8.1 is amended as follows:

"As of September 1, 1989, the plans which could be considered part of the Aggregation Group are:

      (1) Employees' Retirement Plan of Laclede Gas Company - Management Employees;

      (2)  Employees' Retirement Plan of Laclede Gas Company - Contract
           Employees;

      (3)  The Laclede Gas Company Salary Deferral Savings Plan;

      (4)  The Laclede Gas Company Wage Deferral Savings Plan;

      (5) Missouri Natural Gas Division of Laclede Gas Company Retirement Income Plan;









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      (6)  Missouri Natural Gas Division of Laclede Gas Company Savings
           Plan;

      (7)  Missouri Natural Gas Division of Laclede Gas Company Dual
           Savings Plan."







                                          ROBERT C. JAUDES
                                          -------------------------------
                                          Title:  Chairman, President and
                                                  Chief Executive Officer


                                          ROBERT J. CARROLL
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance

































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